UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 1, 2021 (December 1, 2021)

Date of Report (date of earliest event reported)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911	N/A
(Commission File Number)	(I.R.S. Employer Identification No.)

Friars House
160 Blackfriars Road
London SE1 8EZ
United Kingdom

(Address of Principal Executive Offices)

(44) 207-433-4000

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On December 1, 2021, Clarivate Plc (the “Company”) announced that Jonathan Collins, age 42, will assume the role of Executive Vice President and Chief Financial Officer of the Company effective as of December 16, 2021. Mr. Collins most recently served as Executive Vice President and Chief Financial Officer of Dana Incorporated, a position he has held since March 2016. Prior to that, Mr. Collins served as Senior Vice President and Chief Financial Officer of ProQuest since April 2013 and prior to that as Vice President, Global Financial Operations of ProQuest since November 2010. Earlier in his career, Mr. Collins spent eight years in the finance departments of International Automotive Components Group and Lear Corporation.

Richard Hanks, who has served as the Chief Financial Officer of the Company, will depart the Company on April 1, 2022. The terms of his departure are subject to ongoing discussion.

The Company’s press release dated December 1, 2021 announcing these management changes is attached hereto as Exhibit 99.1.

(e)

In connection with his appointment as Executive Vice President and Chief Financial Officer of the Company, on December 16, 2021, the Company will enter into an offer letter with Mr. Collins (the “Offer Letter”). The Offer Letter provides that Mr. Collins will receive an initial annual base salary of $750,000, a target annual cash incentive bonus opportunity equal to 100% of his base salary under the Company’s annual incentive plan (pro-rated for 2021) and a target annual long-term equity incentive compensation opportunity with a grant date value equal to $2.5 million and will be eligible to participate in the other benefit plans generally made available to the Company’s senior executives. In addition, as compensation for forfeited unvested incentive compensation from his prior employer, the Offer Letter provides that, on or around the time executives’ bonuses are paid under the Company’s annual incentive plan, Mr. Collins will receive a one-time cash sign-on bonus of $750,000 and, on or before December 21, 2021, a one-time stock sign-on bonus grant of restricted share units, with an aggregate nominal value equal to $7.3 million (with the number of Company shares underlying the restricted share units calculated using the closing price of Company shares on the New York Stock Exchange on November 30, 2021), which will vest, subject to Mr. Collins’ service to Clarivate, as follows: (i) 40% on March 1, 2022, (ii) 40% on March 1, 2023 and (iii) 20% on March 1, 2024.

The foregoing description of the agreement with Mr. Collins is only a summary and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
99.1	Press release issued by Clarivate Plc dated December 1, 2021.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: December 1, 2021	By:	/s/ Jerre Stead
	Name:	Jerre Stead
	Title:	Executive Chairman & Chief Executive Officer